Exhibit 99.1

Hertz Global Holdings, Inc. 1st Quarter 2009 Earnings Call Wednesday April 29, 2009 Time: 10:00 a.m. ET Phone: (800) 288-8961 (U.S.) (612) 288-0329 (Int’l) Passcode: 996701

2 Safe Harbor Statement Certain statements made within this presentation contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of performance and by their nature are subject to inherent uncertainties. Actual results may differ materially. Any forward-looking information relayed in this presentation speaks only as of April 29, 2009 and the Company undertakes no obligation to update that information to reflect changed circumstances. Additional information concerning these statements is contained in the Company’s press release regarding its First Quarter 2009 results issued on April 28, 2009, and the Risk Factors and Forward-Looking Statements sections of the Company’s 2008 Form 10-K. Copies of these filings are available from the SEC, the Hertz web site or the Company’s Investor Relations Department.

3 Non-GAAP Measures Definitions and reconciliations of these non-GAAP measures are provided at the end of the presentation. The following non-GAAP measures will be used in the presentation: • Same Store Revenue Growth Rental Related Revenue • Total Net Cash Flow Yield • Equipment Rental and • Corporate Restricted Cash Per Transaction (RPT) Car Rental Rate Revenue • Total Net Debt Transaction Day (RPD) and Car Rental Rate Revenue Per • Net Fleet Debt • Car Rental Rate Revenue, • Net Corporate Debt Flow After Fleet Growth • Levered After-Tax Cash • Adjusted Diluted Earnings Per Share Flow Before Fleet Growth • Adjusted Net Income • Levered After-Tax Cash • Adjusted Pre-Tax Income • Total Net Cash Flow • Corporate EBITDA with Fleet Debt • Restricted Cash Associated • EBITDA

4 Today’s Agenda Industry & Strategic Overview Mark Frissora, Chairman and CEO Financial & Operating Results Overview Elyse Douglas, Executive VP and CFO Outlook Mark Frissora, Chairman and CEO Question & Answer Session

5 Q1:09 Overview Delivered on objectives, despite challenging macro environment Improved profit retention sequentially Cash flow generation Willing to sacrifice volume to achieve objectives and capture higher-quality revenue Economy & industry Consumer confidence & spending held steady On-airport business travel contracted more than leisure travel YoY business travel reservations declined 20%; leisure travel down 14%, according to GDS

Performance Impacted by Mix HTZ U.S. rental car operating performance reflects stabilization Pace of decline in this category has leveled off since year end Adjusted for the impact from Easter shifting to the 2nd quarter and the Leap year affect Business accounts made up 45% of HTZ total U.S. RAC sales in Q1:09 Discounted rentals from third-party online travel sites made up more of the mix year over year HTZ U.S. leisure business led a Q1:09 industry-wide retail price increase after right-sizing fleets and seeing indications that competitors were following suit 6

Q1:09 Focused Operating Strategies Objectives: Drive fleet and labor utilization Improve profit retention Deliver cash flow Strategies: Capture longer-length transactions to reduce vehicle turnover and associated maintenance and customer service costs Consolidate certain off-airport locations Reduce fleet and staffing levels Minimize exposure to weaker OEMs 7

U.S. RAC Operating Highlights Positive adjusted pre-tax income in Q1:09 Length of rental up 5% over last year, driven primarily by increased mix in leisure transactions, including focus on multi-month rentals Revenue per transaction, a measure of pricing and length mix, increased 2% from Q1:08 due to increased length 5% higher than Q4:08 due to both improved pricing and rental length Cut average fleet 15% in Q1:09, or 44,500 cars compared with Q1:08 Cut fleet 6%, or 16,000 cars versus Q4:08 Tighter fleet drove efficiency up 105 basis points from Q1:08 Efficiency up 75 basis points from Q4:08 level Net depreciation per vehicle down 4% sequentially as residuals improved Total transactions down 18% from Q1:08, yet we reduced operating labor costs by 20%, evidence of improved labor efficiency Reduced GM exposure by deleting cars and collecting on program-car receivables Minimal exposure to Chrysler 8

Profit Retention Q1:09 companywide savings: $125 million Improving operating efficiencies Global reduction in adjusted Direct Operating Expenses and SG&A Pricing optimization, sales effectiveness, improved product management Profit retention* 72% in Q1:09 vs. 27% in Q4:08 Adjusted pre-tax income declined $133.7mm YoY on $474.3mm reduction in revenue Profit retention expected to improve sequentially throughout 2009 Increased 2009 cost savings target to $500mm *Decline in revenue minus the decline in adjusted pre-tax income, divided by the decline in revenue 9

10 Cash Flow Overview Total net cash flow: $760.7 million vs. ($95.5) million in Q1:08 Represents change in total net debt (excluding foreign exchange) Total debt reduced by $1.3 billion, or 12% since 12/31/08 Total restricted & unrestricted cash: $880.5 million Reduced total net debt 18% year over year Reduced total net debt 9% to $8.8 billion since year-end 2008 Paid down $2.6 billion of total net debt since December 2005 Reduced $1 billion in net corporate debt LTM (3/31/09) effective total net cash flow yield: 60%* LTM 3/31/08: 12% LTM 12/31/08: 19% *Yield calculated as total net cash flow divided by the 325.5 million diluted shares outstanding in 2008 and 322.7 million shares in 2009 as a percentage of the average stock price for the period ($19.60 for the last twelve months ended March 31, 2008 and $7.46 for the last twelve months ended March 31, 2009).

11 HERC Operating Highlights WW Hertz Equipment Rental (HERC) revenue fell 28% (excl. FX) Pricing more competitive: down 4% in Q1:09 YoY Pricing down 2% Q4:08 YoY Volume deterioration accelerated since 12/31/08 Volumes down 26% in Q1:09 YoY vs. down 16% Q4:08 YoY Same-store revenue excl. FX down 24% Drive business for profit retention and cash flow Reduced worldwide HERC fleet 15% YoY; 5% from Q4:08 Closed net 5% of facilities to reduce fixed costs 40% corporate EBITDA margin Expect to maintain this level throughout 2009

12 Growth Initiatives Connect by Hertz (car sharing) December 2008 launch in New York, London, Paris Signed Marriott corporate, IBM Germany, OSUniversity, Pepperdine University Multi-month leasing – 10% of worldwide Q1 09 global RAC revenue More economical and flexible than traditional car leasing Prepaid discount – more than $10 million revenue in Q1:09 Insurance replacement rental car penetration Recognized or Preferred Supplier at 185 of 209 largest U.S. auto insurers HERC – took 3 new large accounts from competitors in Q1:09 Capitalizing on China infrastructure stimulus program by opening two more HERC locations this year, and first two wholly owned rental car locations Strategic Acquisitions –Advantage Rent-A-Car, Eileo, Rent One

13 Q1:09 Financial Results Definitions and reconciliations of these non-GAAP measures are provided at the end of the presentation. (45) (40) Working Capital Days ($95.5) $760.7 Total Net Cash Flow ($232.7) ($36.7) Levered After-Tax Cash Flow After Fleet Growth $235.0 $91.9 Corporate EBITDA $0.02 ($0.25) Adjusted Diluted Earnings / (Loss) per Share $6.5 ($80.0) Adjusted Net Income / (Loss) $17.1 ($116.6) Adjusted Pre-Tax Income / (Loss) Q1 2008 Q1 2009 Non-GAAP $1,128.2 $966.2 Net Cash Provided By Operating Activities ($0.18) ($0.51) Diluted Earnings / (Loss) per Share ($57.7) ($163.5) Net Income / (Loss) ($55.8) ($210.0) Pre-Tax Income / (Loss) $2,039.2 $1,564.9 Revenue Q1 2008 Q1 2009 GAAP ($ in millions, except per share calculations)

Q1:09 Financial Results Revenue decline reflects impact of volume degradation in both car & equipment rental businesses Pricing negatively affected revenues, with equipment rental pricing under competitive pressure and the car rental revenue per day decline driven largely by mix Total adjusted expenses 17% lower YoY Adj. direct operating costs down 20%; Adj. SG&A expenses 16% lower Corporate EBITDA impacted by declining volumes and lower pricing Took further, significant actions late in Q1:09 to mitigate profit impact of these trends going forward, Company-wide wage and benefit reductions, Closing unprofitable locations in both rental car and equipment rental, Reducing headcount by delayering in U.S. RAC, restructuring international operations and regional realignment in HERC 14

15 Rent-A-Car Stats All statistics exclude impact of foreign exchange. -2.5% -15.3% -17.4% 1.3% -16.3% Europe -0.3% -14.8% -15.1% -0.3% -15.3% International 7.5% -4.4% 2.7% -3.1% -0.4% U.S. Off-Airport 2.8% -10.7% -8.2% 4.7% -4.0% U.S. On-Airport 4.8% -9.2% -4.8% 1.9% -3.1% Domestic 2.9% -10.8% -8.2% 1.1% -7.2% Worldwide Q109 vs Q408 -1.0% -12.3% -13.2% -2.8% -15.6% Europe -0.3% -9.9% -10.1% -4.1% -13.8% International 3.6% -7.5% -4.1% -3.0% -7.0% U.S. Off-Airport 3.6% -20.3% -17.4% -1.6% -18.8% U.S. On-Airport 5.0% -17.5% -13.4% -3.0% -16.0% Domestic 3.7% -15.6% -12.4% -3.3% -15.3% Worldwide Length Transactions Transaction Days Rental Rate Revenue Per Day Rental Rate Revenue Q109 vs Q108 Worldwide Rent-A-Car

16 Worldwide Rent-A-Car U.S. Rent-A-Car Pace of pricing (RPD) decline improved from Q4:08 Discretionary pricing improved, but offset by mix changes Higher percentage of off- airport business - longer length Revenue per Transaction (RPT) up 2% on improved length International Rent-A-Car - Pricing & volume pressure across all major geographies Europe makes up ~80% of total international rental revenues Experiencing 8.5% unemployment rate, all-time low business & consumer confidence and -3.4% 2009 GDP forecast Leisure pricing up 3% for Q1:09

RAC Fleet Depreciation & Efficiency Depreciation WW monthly car rental fleet depreciation per vehicle 3.5% lower from Q4:08 Q1:09 depreciation was $391.1 million worldwide (Q1:09 Press Release Table 6) divided by Avg. number of worldwide vehicles measured from year end 2008 to end of Q1:09 was 380,900 (Q1:09 & Q4:08 Press Release Table 4) U.S. monthly depreciation per vehicle up 4% from year-end 2008 Takes time for lower-cost 2009 models to saturate the fleet Expect to see depreciation declining throughout 2009 Efficiency Measurement: percentage of days a vehicle is rented compared with the average number of vehicles available to rent Global fleet efficiency +41bps YoY; +43 bps from Q4:08 Resulting from lower fleet levels – selling cars to match falling demand 17

Fleet Overview Q1:09 Reduced end-of-period U.S. car rental fleet by 16% in Q1:09 YoY U.S. car rental transaction days down 13% Worldwide fleet down ~12% Maintaining tighter fleet with flexibility to fleet up if demand warrants At March 31, 2009, U.S. risk cars represented 75% of total fleet Average age of risk cars sold ~ 20 months vs. 14 months last year Average age of all cars operated (program & risk) 10 months vs. 8 months in Q1:08 Used car market improved since year end Manheim Index: 8.3% increase on wholesale used car prices from December 2008 to March 2009. Index shows sequential monthly improvements since year-end 2008 HTZ average U.S. residual value on reduced volume up 8.7 pps on an age-adjusted basis from year end 18

19 Hertz Equipment Rental Weak demand across all segments Worldwide revenue: -32% year over year Volumes: down 26% YoY on declining construction activity & tight credit market Pricing: -4% YoY due to over-fleeted industry Worldwide Fleet Age: 38 months, +2 months from year end Ability to age avg. fleet to mid-40s month range due to longer-life industrial mix Fleet efficiency lower by 8pps YoY as defleeting continues Continue to sell equipment at auction to right size fleet Higher auction fees due to greater number of equipment units sold in Q1:09 $201 million in fleet sales on 1st cost basis $122 million of less investment in fleet growth **Before Purchase Accounting ($83) $20 ($63) Net Capex** $28 ($6) $22 Foreign Exchange Impact ($122) ($52) ($174) Growth Capex $11 $78 $89 Maintenance Capex Change Q1 2008 Q1 2009 ($ in millions)

Q1:09 Balance Sheet Total liquidity: $5.4 billion vs. $4.8 billion in Q4:08 Delevering - repurchased $150 million high yield notes in April 09 Balanced benefits of discounted bond prices against near-term liquidity needs Sufficient liquidity to meet 2009 refinancing needs 2nd Half of 2010: $5 billion in fleet maturities coming due 20 NOTE: Total liquidity is subject to borrowing base limitations and other factors—we had $1.4 billion of the borrowing base available at March 31, 2009 and $0.6 billion of cash. * Subject to borrowing base availability $5,353.8 Total Liquidity $3,582.6 Fleet Financing Availability* $1,771.2 Total Corporate Liquidity $1,214.1 Unfunded Corporate Liquidity $557.1 Cash - Corporate Cash March 31, 2009 As of ($ in millions)

21 Global Debt Maturity Schedule $ 4,327 $ 579 Total 4,264 557 Fleet 63 22 Corporate 2010 2009

22 2010 Refinancing Options Refinancing options for 2010 Based on Hertz’s estimates ($ in millions)

23 Cash Flow Generation Total net cash flow – reduction in total net debt (excluding FX) Q1:09 positive $760.7 million vs. Q1:08 ($95.5) million Demonstrates ability to reduce debt even as business contracts Levered after-tax cash flow after fleet growth - “Levered cash flow” Q1:09: ( $36.7) million, but a $196.0 million improvement YoY LTM Q1:09: positive $363.7 million Continue to improve RAC & HERC fleet efficiency

24 Covenants & Taxes Compliant with all corporate covenants 4.11x (Max 5.0x) on consolidated leverage ratio 2.64x (Min 2.25x) on interest coverage ratio Full year 2009 GAAP effective tax rate for Q1:09: 23.6% First quarter cash taxes paid: $7.8 million Lower effective tax rate: Due to losses in certain jurisdictions where no tax benefits can be realized 2.00x 2.00x 2.25x 2.25x 2.00x 2.00x 2.25x 2.25x 2.00x 2.00x 2.25x 2.25x 2.00x 2.00x 2.25x (Min Required) Interest Coverage Ratio 5.25x 5.25x 4.75x 4.75x 5.25x 5.25x 4.75x 4.75x 5.25x 5.25x 4.75x 5.00x 5.50x 5.50x 5.00x (Max Allowed) Leverage Ratio Q3 Q2 Q1 Q4 Q3 Q2 Q1 Q4 Q3 Q2 Q1 Q4 Q3 Q2 Q1 2012 2011 2010 2009

25 Outlook Industry prospect volatile, visibility limited Bottom could be near if trends hold Rent-A-Car and Equipment Rental volumes stabilizing, sequentially by month U.S. used car residuals improved since December 2008 Leisure pricing improving, corporate pricing will moderate on easier comps Cost actions will deliver increased profit retention

26 Outlook (continued) Advantage Rent-A-Car – leisure market penetration Gain significant leisure-market share Strong growth potential Capitalize on synergies Eileo - technology for global car sharing Patented state-of-the-art, user friendly technology Intelligent access control, smart cards, immobilizer, hands free GPS, Bluetooth Plan to adapt technology into traditional rental business for heightened efficiency Rent One – Spanish power generation rental company Industrial business more resilient in current recession

27 Questions & Answers

Table 1

HERTZ GLOBAL HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share amounts)

Unaudited

	Three Months Ended		As a Percent
	March 31,		of Total Revenues
	2009	2008	2009	2008
Total revenues	$1,564.9	$2,039.2	100.0%	100.0%

Expenses:
Direct operating	955.3	1,171.5	61.1%	57.4%
Depreciation of revenue earning equipment	489.8	533.9	31.3%	26.2%
Selling, general and administrative	166.7	193.4	10.6%	9.5%
Interest, net of interest income	163.1	196.2	10.4%	9.6%
Total expenses	1,774.9	2,095.0	113.4%	102.7%
Loss before income taxes and noncontrolling interest	(210.0)	(55.8)	(13.4)%	(2.7)%
Benefit for taxes on income	49.6	2.9	3.2%	0.1%
Net loss	(160.4)	(52.9)	(10.2)%	(2.6)%
Less: Net income attributable to noncontrolling interest	(3.1)	(4.8)	(0.2)%	(0.2)%
Net loss attributable to Hertz Global Holdings, Inc. and Subsidiaries’ common stockholders	$(163.5)	$(57.7)	(10.4)%	(2.8)%

Weighted average number of shares outstanding:
Basic	323.4	322.2
Diluted	323.4	322.2

Loss per share attributable to Hertz Global Holdings, Inc. and Subsidiaries’ common stockholders
Basic	$(0.51)	$(0.18)
Diluted	$(0.51)	$(0.18)

Table 2

HERTZ GLOBAL HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions)

Unaudited

	Three Months Ended March 31, 2009
	As			As
	Reported	Adjustments		Adjusted
Total revenues	$1,564.9	$—		$1,564.9

Expenses:
Direct operating	955.3	(40.0	)(a)	915.3
Depreciation of revenue earning equipment	489.8	(7.3	)(b)	482.5
Selling, general and administrative	166.7	(21.1	)(c)	145.6
Interest, net of interest income	163.1	(25.0	)(d)	138.1
Total expenses	1,774.9	(93.4)		1,681.5
Income (loss) before income taxes and noncontrolling interest	(210.0)	93.4		(116.6)
(Provision) benefit for taxes on income	49.6 (e)	(9.9	)(f)	39.7
Net income (loss)	(160.4)	83.5		(76.9)
Less: Net income attributable to noncontrolling interest	(3.1)	—		(3.1)
Net income (loss) attributable to Hertz Global Holdings, Inc. and Subsidiaries’ common stockholders	$(163.5)	$83.5		$(80.0)

	Three Months Ended March 31, 2008
	As			As
	Reported	Adjustments		Adjusted
Total revenues	$2,039.2	$—		$2,039.2

Expenses:
Direct operating	1,171.5	(32.4	)(a)	1,139.1
Depreciation of revenue earning equipment	533.9	(5.0	)(b)	528.9
Selling, general and administrative	193.4	(21.0	)(c)	172.4
Interest, net of interest income	196.2	(14.5	)(d)	181.7
Total expenses	2,095.0	(72.9)		2,022.1
Income (loss) before income taxes and noncontrolling interest	(55.8)	72.9		17.1
(Provision) benefit for taxes on income	2.9 (e)	(8.7	)(f)	(5.8)
Net income (loss)	(52.9)	64.2		11.3
Less: Net income attributable to noncontrolling interest	(4.8)	—		(4.8)
Net income (loss) attributable to Hertz Global Holdings, Inc. and Subsidiaries’ common stockholders	$(57.7)	$64.2		$6.5

(a)          Represents the increase in amortization of other intangible assets, depreciation of property and equipment and accretion of certain revalued liabilities relating to purchase accounting.  For the three months ended March 31, 2009 and 2008, also includes restructuring and restructuring related charges of $22.5 million and $9.7 million, respectively.

For the three months ended March 31, 2008, also includes vacation accrual adjustments of $3.1 million.

(b)         Represents the increase in depreciation of revenue earning equipment based upon its revaluation relating to purchase accounting.

(c)          Represents an increase in depreciation of property and equipment relating to purchase accounting.  For the three months ended March 31, 2009 and 2008, also includes restructuring and restructuring related charges of $15.9 million and $13.4 million, respectively.  For all periods presented, also includes other adjustments which are detailed in Table 5.

(d)         Represents non-cash debt charges relating to the amortization of deferred debt financing costs and debt discounts.

For the three months ended March 31, 2009, also includes $7.5 million associated with the amortization of amounts pertaining to the de-designation of our interest rate swaps.  For the three months ended March 31,  2008, also includes

$2.3 million associated with the ineffectiveness of our interest rate swaps.  Total adjusted interest, net of interest income, for the three months ended March 31, 2009 and 2008, consists of net corporate interest of $59.8 million and

$64.5 million, respectively, and net fleet interest of $78.3 million and $117.2 million, respectively.

(e)          For the three months ended March 31, 2009 and 2008, reflects a higher tax benefit on increased losses before income tax partially offset by the non-recognition of losses in certain non-U.S. jurisdictions.  In addition, the tax benefits for the three months ended March 31, 2009 were limited in accordance with interperiod accounting rules for income taxes.

(f)            Represents a provision for income taxes derived utilizing a normalized income tax rate (34% for 2009 and 2008).

Table 3

HERTZ GLOBAL HOLDINGS, INC.

SEGMENT AND OTHER  INFORMATION

(In millions, except per share amounts)

Unaudited

	Three Months Ended March 31,
	2009	2008
Revenues:
Car rental	$1,282.9	$1,626.2
Equipment rental	279.5	411.0
Other reconciling items	2.5	2.0
	$1,564.9	$2,039.2

Depreciation of property and equipment:
Car rental	$27.3	$30.4
Equipment rental	9.3	10.7
Other reconciling items	1.5	1.6
	$38.1	$42.7

Amortization of other intangible assets:
Car rental	$7.4	$8.3
Equipment rental	8.1	8.1
	$15.5	$16.4

Income (loss) before income taxes and noncontrolling interest:
Car rental	$(90.2)	$(5.8)
Equipment rental	(24.8)	39.4
Other reconciling items	(95.0)	(89.4)
	$(210.0)	$(55.8)

Corporate EBITDA (a):
Car rental	$(10.9)	$65.8
Equipment rental	112.9	181.4
Other reconciling items	(10.1)	(12.2)
	$91.9	$235.0

Adjusted pre-tax income (loss) (a):
Car rental	$(33.5)	$39.3
Equipment rental	0.7	59.3
Other reconciling items	(83.8)	(81.5)
	$(116.6)	$17.1

Adjusted net income (loss) (a):
Car rental	$(22.1)	$26.0
Equipment rental	0.5	39.1
Other reconciling items	(58.4)	(58.6)
	$(80.0)	$6.5

Pro forma diluted number of shares outstanding (a)	322.7	325.5

Adjusted diluted earnings (loss) per share (a)	$(0.25)	$0.02

(a)	Represents a non-GAAP measure, see the accompanying reconciliations and definitions.
Note:

“Other reconciling items” includes general corporate expenses, certain interest expense (including net interest on corporate debt) as well as other business activities such as our third-party claim management services.  See Tables 5 through 7.

Table 4

HERTZ GLOBAL HOLDINGS, INC.

SELECTED OPERATING AND FINANCIAL DATA

Unaudited

	Three	Percent
	Months	change
	Ended, or as	from
	of Mar. 31,	prior year
	2009	period

Selected Car Rental Operating Data

Worldwide number of transactions (in thousands)	5,542	(15.6)%
Domestic	4,042	(17.5)%
International	1,500	(9.9)%

Worldwide transaction days (in thousands)	26,475	(12.4)%
Domestic	18,411	(13.4)%
International	8,064	(10.1)%

Worldwide rental rate revenue per transaction day (a)	$41.93	(3.3)%
Domestic	$41.82	(3.0)%
International (b)	$42.19	(4.1)%

Worldwide average number of company-operated cars during period	380,900	(12.9)%
Domestic	260,000	(14.6)%
International	120,900	(9.1)%

Worldwide revenue earning equipment, net (in millions)	$6,274.4	(25.4)%

Selected Worldwide Equipment Rental Operating Data

Rental and rental related revenue (in millions) (a) (b)	$256.3	(27.5)%
Same store revenue growth, including initiatives (a) (b)	(23.8)%	N/M
Average acquisition cost of revenue earning equipment operated during period (in millions)	$2,963.4	(14.9)%
Revenue earning equipment, net (in millions)	$2,009.1	(23.9)%

Other Financial Data (in millions)

Cash flows provided by operating activities	$966.2	(14.4)%
Levered after-tax cash flow before fleet growth (a)	(297.6)	N/M
Levered after-tax cash flow after fleet growth (a)	(36.7)	84.2%
Total net cash flow (a)	760.7	N/M
EBITDA (a)	493.4	(32.3)%
Corporate EBITDA (a)	91.9	(60.9)%

Selected Balance Sheet Data (in millions)
	March 31,	December 31,
	2009	2008
Cash and equivalents	$557.1	$594.3
Total revenue earning equipment, net	8,283.5	8,691.5
Total assets	14,685.9	16,451.4
Total debt	9,692.6	10,972.3
Net corporate debt (a)	3,853.7	3,817.0
Net fleet debt (a)	4,958.4	5,829.6
Total net debt (a)	8,812.1	9,646.6
Total stockholders’ equity	1,308.1	1,488.3

(a)	Represents a non-GAAP measure, see the accompanying reconciliations and definitions.
(b)	Based on 12/31/08 foreign exchange rates.
N/M	Percentage change not meaningful.

Table 5

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(In millions, except per share amounts)

Unaudited

ADJUSTED PRE-TAX INCOME (LOSS) AND  ADJUSTED NET INCOME (LOSS)

	Three Months Ended March 31, 2009
			Other
	Car	Equipment	Reconciling
	Rental	Rental	Items	Total
Total revenues:	$1,282.9	$279.5	$2.5	$1,564.9
Expenses:
Direct operating and selling, general and administrative	905.2	191.1	25.7	1,122.0
Depreciation of revenue earning equipment	391.1	98.7	—	489.8
Interest, net of interest income	76.8	14.5	71.8	163.1
Total expenses	1,373.1	304.3	97.5	1,774.9
Loss before income taxes and noncontrolling interest	(90.2)	(24.8)	(95.0)	(210.0)
Adjustments:
Purchase accounting (a):
Direct operating and selling, general and administrative	9.4	8.8	0.5	18.7
Depreciation of revenue earning equipment	—	7.3	—	7.3
Non-cash debt charges (b)	19.3	2.3	3.4	25.0
Restructuring charges (c)	15.1	7.0	7.4	29.5
Restructuring related charges (c)	8.6	0.1	0.2	8.9
Gasoline hedge gain (d)	—	—	(1.0)	(1.0)
Third-party bankruptcy reserve (e)	4.3	—	—	4.3
Management transition costs (e)	—	—	0.7	0.7
Adjusted pre-tax income (loss)	(33.5)	0.7	(83.8)	(116.6)
Assumed (provision) benefit for income taxes of 34%	11.4	(0.2)	28.5	39.7
Noncontrolling interest	—	—	(3.1)	(3.1)
Adjusted net income (loss)	$(22.1)	$0.5	$(58.4)	$(80.0)

Pro forma diluted number of shares outstanding				322.7

Adjusted diluted loss per share				$(0.25)

	Three Months Ended March 31, 2008
			Other
	Car	Equipment	Reconciling
	Rental	Rental	Items	Total
Total revenues:	$1,626.2	$411.0	$2.0	$2,039.2
Expenses:
Direct operating and selling, general and administrative	1,092.1	251.6	21.2	1,364.9
Depreciation of revenue earning equipment	447.4	86.5	—	533.9
Interest, net of interest income	92.5	33.5	70.2	196.2
Total expenses	1,632.0	371.6	91.4	2,095.0
Income (loss) before income taxes and noncontrolling interest	(5.8)	39.4	(89.4)	(55.8)
Adjustments:
Purchase accounting (a):
Direct operating and selling, general and administrative	10.4	8.9	0.5	19.8
Depreciation of revenue earning equipment	(0.1)	5.1	—	5.0
Non-cash debt charges (b)	8.6	2.7	3.2	14.5
Restructuring charges (c)	15.8	1.7	2.1	19.6
Restructuring related charges (c)	2.1	0.7	0.7	3.5
Vacation accrual adjustment (c)	2.3	0.8	0.1	3.2
Unrealized loss on derivative (e)	6.0	—	—	6.0
Management transition costs (e)	—	—	1.3	1.3
Adjusted pre-tax income (loss)	39.3	59.3	(81.5)	17.1
Assumed (provision) benefit for income taxes of 34%	(13.3)	(20.2)	27.7	(5.8)
Noncontrolling interest	—	—	(4.8)	(4.8)
Adjusted net income (loss)	$26.0	$39.1	$(58.6)	$6.5

Pro forma diluted number of shares outstanding				325.5

Adjusted diluted earnings per share				$0.02

(a)

Represents the purchase accounting effects of the acquisition of all of Hertz’s common stock on December 21, 2005, and any subsequent acquisitions on our results of operations relating to increased depreciation and amortization of tangible and intangible assets and accretion of revalued workers’ compensation and public liability and property damage liabilities.

(b)

Represents non-cash debt charges relating to the amortization of deferred debt financing costs and debt discounts. For the three months ended March 31, 2009, also includes $7.5 million associated with the amortization of amounts pertaining to the de-designation of our interest rate swaps. For the three months ended March 31, 2008, also includes $2.3 million associated with the ineffectiveness of our interest rate swaps.

(c)	Amounts are included within direct operating and selling, general and administrative expense in our statement of operations.
(d)	Amounts are included within direct operating expense in our statement of operations.
(e)	Amounts are included within selling, general and administrative expense in our statement of operations.

Table 6

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(In millions)

Unaudited

EBITDA, CORPORATE EBITDA, UNLEVERED PRE-TAX CASH FLOW, LEVERED AFTER-TAX CASH FLOW BEFORE  FLEET GROWTH AND AFTER FLEET GROWTH

	Three Months Ended March 31, 2009
			Other
	Car	Equipment	Reconciling
	Rental	Rental	Items	Total

Loss before income taxes and noncontrolling interest	$(90.2)	$(24.8)	$(95.0)	$(210.0)
Depreciation and amortization	425.8	116.1	1.5	543.4
Interest, net of interest income	76.8	14.5	71.8	163.1
Noncontrolling interest	—	—	(3.1)	(3.1)
EBITDA	412.4	105.8	(24.8)	493.4
Adjustments:
Car rental fleet interest	(79.1)	—	—	(79.1)
Car rental fleet depreciation	(391.1)	—	—	(391.1)
Non-cash expenses and charges (a)	18.9	—	7.4	26.3
Extraordinary, unusual or non-recurring gains and losses (b)	28.0	7.1	7.3	42.4
Corporate EBITDA	$(10.9)	$112.9	$(10.1)	91.9
Equipment rental maintenance capital expenditures, net				(89.0)
Non-fleet capital expenditures, net				(1.6)
Changes in working capital				11.6
Changes in other assets and liabilities				(226.2)
Unlevered pre-tax cash flow (c)				(213.3)
Corporate net cash interest				(76.5)
Corporate cash taxes				(7.8)
Levered after-tax cash flow before fleet growth (c)				(297.6)
Equipment rental fleet growth capital expenditures				173.7
Car rental net fleet equity requirement				87.2
Levered after-tax cash flow after fleet growth (c)				$(36.7)

	Three Months Ended March 31, 2008
			Other
	Car	Equipment	Reconciling
	Rental	Rental	Items	Total

Income (loss) before income taxes and noncontrolling interest	$(5.8)	$39.4	$(89.4)	$(55.8)
Depreciation and amortization	486.1	105.3	1.6	593.0
Interest, net of interest income	92.5	33.5	70.2	196.2
Noncontrolling interest	—	—	(4.8)	(4.8)
EBITDA	572.8	178.2	(22.4)	728.6
Adjustments:
Car rental fleet interest	(94.0)	—	—	(94.0)
Car rental fleet depreciation	(447.4)	—	—	(447.4)
Non-cash expenses and charges (a)	14.2	—	6.0	20.2
Extraordinary, unusual or non-recurring gains and losses (b)	20.2	3.2	4.2	27.6
Corporate EBITDA	$65.8	$181.4	$(12.2)	235.0
Equipment rental maintenance capital expenditures, net				(78.1)
Non-fleet capital expenditures, net				(47.3)
Changes in working capital				425.5
Changes in other assets and liabilities				(110.9)
Unlevered pre-tax cash flow (c)				424.2
Corporate net cash interest				(94.1)
Corporate cash taxes				(8.9)
Levered after-tax cash flow before fleet growth (c)				321.2
Equipment rental fleet growth capital expenditures				52.4
Car rental net fleet equity requirement				(606.3)
Levered after-tax cash flow after fleet growth (c)				$(232.7)

Table 6 (page 2)

(a) As defined in the credit agreements for the senior credit facilities, Corporate EBITDA excludes the impact of certain non-cash expenses and charges.  The adjustments reflect the following:

NON-CASH EXPENSES AND CHARGES

	Three Months Ended March 31, 2009
			Other
	Car	Equipment	Reconciling
	Rental	Rental	Items	Total

Non-cash amortization of debt costs included in car rental fleet interest	$18.9	$—	$—	$18.9
Non-cash stock-based employee compensation charges	—	—	7.4	7.4
Total non-cash expenses and charges	$18.9	$—	$7.4	$26.3

NON-CASH EXPENSES AND CHARGES

	Three Months Ended March 31, 2008
			Other
	Car	Equipment	Reconciling
	Rental	Rental	Items	Total

Non-cash amortization of debt costs included in car rental fleet interest	$8.2	$—	$—	$8.2
Non-cash stock-based employee compensation charges	—	—	6.0	6.0
Unrealized loss on derivative	6.0	—	—	6.0
Total non-cash expenses and charges	$14.2	$—	$6.0	$20.2

(b) As defined in the credit agreements for the senior credit facilities, Corporate EBITDA excludes the impact of extraordinary, unusual or non-recurring gains or losses or charges or credits. The adjustments reflect the following:

EXTRAORDINARY, UNUSUAL OR NON-RECURRING ITEMS

	Three Months Ended March 31, 2009
			Other
	Car	Equipment	Reconciling
	Rental	Rental	Items	Total

Restructuring charges	$15.1	$7.0	$7.4	$29.5
Restructuring related charges	8.6	0.1	0.2	8.9
Third-party bankruptcy reserve	4.3	—	—	4.3
Gasoline hedge gain	—	—	(1.0)	(1.0)
Management transition costs	—	—	0.7	0.7
Total extraordinary, unusual or non-recurring items	$28.0	$7.1	$7.3	$42.4

EXTRAORDINARY, UNUSUAL OR NON-RECURRING ITEMS

	Three Months Ended March 31, 2008
			Other
	Car	Equipment	Reconciling
	Rental	Rental	Items	Total

Restructuring charges	$15.8	$1.7	$2.1	$19.6
Restructuring related charges	2.1	0.7	0.7	3.5
Vacation accrual adjustment	2.3	0.8	0.1	3.2
Management transition costs	—	—	1.3	1.3
Total extraordinary, unusual or non-recurring items	$20.2	$3.2	$4.2	$27.6

(c) Amounts include the effect of fluctuations in foreign currency.

Table 7

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF NON-GAAP MEASURES

(In millions)

Unaudited

RECONCILIATION FROM ADJUSTED PRE-TAX INCOME (LOSS) TO CORPORATE EBITDA

	Three Months Ended March 31, 2009
			Other
	Car	Equipment	Reconciling
	Rental	Rental	Items	Total
Adjusted pre-tax income (loss) (a)	$(33.5)	$0.7	$(83.8)	$(116.6)
Depreciation of property and equipment	27.3	9.3	1.5	38.1
Amortization of other intangible assets	7.4	8.1	—	15.5
Equipment rental fleet depreciation	—	98.7	—	98.7
Interest, net of interest income	76.8	14.5	71.8	163.1
Car rental fleet interest	(79.1)	—	—	(79.1)
Non-cash debt charges	(19.3)	(2.3)	(3.4)	(25.0)
Non-cash amortization of debt costs included in car rental fleet interest	18.9	—	—	18.9
Purchase accounting	(9.4)	(16.1)	(0.5)	(26.0)
Non-cash stock-based employee compensation charges	—	—	7.4	7.4
Noncontrolling interest	—	—	(3.1)	(3.1)
Corporate EBITDA (a)	$(10.9)	$112.9	$(10.1)	$91.9

	Three Months Ended March 31, 2008
			Other
	Car	Equipment	Reconciling
	Rental	Rental	Items	Total
Adjusted pre-tax income (loss) (a)	$39.3	$59.3	$(81.5)	$17.1
Depreciation of property and equipment	30.4	10.7	1.6	42.7
Amortization of other intangible assets	8.3	8.1	—	16.4
Equipment rental fleet depreciation	—	86.5	—	86.5
Interest, net of interest income	92.5	33.5	70.2	196.2
Car rental fleet interest	(94.0)	—	—	(94.0)
Non-cash debt charges	(8.6)	(2.7)	(3.2)	(14.5)
Non-cash amortization of debt costs included in car rental fleet interest	8.2	—	—	8.2
Purchase accounting	(10.3)	(14.0)	(0.5)	(24.8)
Non-cash stock-based employee compensation charges	—	—	6.0	6.0
Noncontrolling interest	—	—	(4.8)	(4.8)
Corporate EBITDA (a)	$65.8	$181.4	$(12.2)	$235.0

(a) Represents a non-GAAP measure, see the accompanying reconciliations and definitions.

Table 8

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(In millions, except as noted)

Unaudited

RECONCILIATION FROM OPERATING CASH FLOWS TO EBITDA:

	Three Months Ended
	March 31,
	2009	2008

Net cash provided by operating activities	$966.2	$1,128.2
Amortization of debt costs	(17.5)	(12.2)
Provision for losses on doubtful accounts	(8.3)	(6.0)
Unrealized loss on derivative	—	(6.0)
Gain on sale of property and equipment	1.3	5.4
Amortization and ineffectiveness associated with cash flow hedges	(7.5)	(2.3)
Stock-based employee compensation charges	(7.4)	(6.0)
Asset writedowns	(3.1)	—
Noncontrolling interest	(3.1)	(4.8)
Deferred income taxes	(7.3)	12.8
Benefit for taxes on income	(49.6)	(2.9)
Interest, net of interest income	163.1	196.2
Net changes in assets and liabilities	(533.4)	(573.8)
EBITDA	$493.4	$728.6

NET CORPORATE DEBT, NET FLEET DEBT AND TOTAL NET DEBT

	March 31,	December 31,	March 31,	December 31,	March 31,	December 31,
	2009	2008	2008	2007	2007	2005

Corporate Debt
Debt, less:	$9,692.6	$10,972.3	$11,635.1	$11,960.1	$11,756.9	$12,515.0
U.S. Fleet Debt and Pre-Acquisition Notes	3,679.5	4,254.5	4,522.4	4,603.5	4,860.0	4,920.2
International Fleet Debt	613.7	1,027.1	1,532.0	1,912.4	1,692.7	1,831.7
U.K. Leveraged Financing	138.7	167.8	121.9	222.7	—	—
Fleet Financing Facility	159.4	149.3	172.5	170.4	173.0	—
Canadian Fleet Financing Facility	72.7	111.6	133.4	155.4	—	—
International ABS Fleet Financing Facility	443.6	591.1	—	—	—	—
Other International Facilities	84.2	85.4	104.2	92.9	24.6	—
Fleet Debt	$5,191.8	$6,386.8	$6,586.4	$7,157.3	$6,750.3	$6,751.9
Corporate Debt	$4,500.8	$4,585.5	$5,048.7	$4,802.8	$5,006.6	$5,763.1

Corporate Restricted Cash
Restricted Cash, less:	$323.4	$731.4	$136.5	$661.0	$191.8	$289.2
Restricted Cash Associated with Fleet Debt	(233.4)	(557.2)	(34.1)	(573.1)	(76.5)	(191.5)
Corporate Restricted Cash	$90.0	$174.2	$102.4	$87.9	$115.3	$97.7

Net Corporate Debt
Corporate Debt, less:	$4,500.8	$4,585.5	$5,048.7	$4,802.8	$5,006.6	$5,763.1
Cash and Equivalents	(557.1)	(594.3)	(728.9)	(730.2)	(476.9)	(843.9)
Corporate Restricted Cash	(90.0)	(174.2)	(102.4)	(87.9)	(115.3)	(97.7)
Net Corporate Debt	$3,853.7	$3,817.0	$4,217.4	$3,984.7	$4,414.4	$4,821.5

Net Fleet Debt
Fleet Debt, less:	$5,191.8	$6,386.8	$6,586.4	$7,157.3	$6,750.3	$6,751.9
Restricted Cash Associated with Fleet Debt	(233.4)	(557.2)	(34.1)	(573.1)	(76.5)	(191.5)
Net Fleet Debt	$4,958.4	$5,829.6	$6,552.3	$6,584.2	$6,673.8	$6,560.4

Total Net Debt	$8,812.1	$9,646.6	$10,769.7	$10,568.9	$11,088.2	$11,381.9

CAR RENTAL RATE REVENUE PER TRANSACTION DAY (a)

	Three Months Ended
	March 31,
	2009	2008

Car rental revenue per statement of operations (b)	$1,260.9	$1,598.1
Non-rental rate revenue (c)	(172.3)	(218.7)
Foreign currency adjustment	21.5	(68.3)
Rental rate revenue	$1,110.1	$1,311.1
Transactions days (in thousands)	26,475	30,239
Rental rate revenue per transaction day (in whole dollars)	$41.93	$43.36

EQUIPMENT RENTAL AND RENTAL RELATED REVENUE (a)

	Three Months Ended
	March 31,
	2009	2008

Equipment rental revenue per statement of operations	$279.3	$410.8
Equipment sales and other revenue	(26.2)	(41.8)
Foreign currency adjustment	3.2	(15.5)
Rental and rental related revenue	$256.3	$353.5

(a)	Based on 12/31/08 foreign exchange rates.
(b)	Includes U.S. off-airport revenues of $213.6 million and $235.1 million for the three months ended March 31, 2009 and 2008, respectively.
(c)	Consists of domestic revenues of $123.7 million and $160.1 million and international revenues of $48.6 million and $58.6 million for the three months ended March 31, 2009 and 2008, respectively.

Table 9

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS MEASURES

(In millions)

Unaudited

EBITDA, CORPORATE EBITDA, UNLEVERED PRE-TAX CASH FLOW, LEVERED AFTER-TAX CASH FLOW BEFORE FLEET GROWTH AND AFTER FLEET GROWTH

	Twelve	Three	Three
	Months Ended	Months Ended	Months Ended	Year Ended
	March 31,	March 31,	March 31,	December 31,
	2009	2009	2008	2008

Loss before income taxes and noncontrolling interest	$(1,537.0)	$(210.0)	$(55.8)	$(1,382.8)
Depreciation and amortization	2,383.7	543.4	593.0	2,433.3
Interest, net of interest income	812.1	163.1	196.2	845.2
Noncontrolling interest	(19.1)	(3.1)	(4.8)	(20.8)
EBITDA	1,639.7	493.4	728.6	1,874.9
Adjustments:
Car rental fleet interest	(435.8)	(79.1)	(94.0)	(450.7)
Car rental fleet depreciation	(1,787.5)	(391.1)	(447.4)	(1,843.8)
Non-cash expenses and charges	119.1	26.3	20.2	113.0
Non-cash expenses and charges to arrive at LTM (a)	3.7	—	—	—
Extraordinary, unusual or non-recurring gains and losses	1,421.6	42.4	27.6	1,406.8
Corporate EBITDA	960.8	91.9	235.0	1,100.2
Equipment rental maintenance capital expenditures, net	(323.2)	(89.0)	(78.1)	(312.3)
Non-fleet capital expenditures, net	(59.1)	(1.6)	(47.3)	(104.8)
Changes in working capital	(420.7)	11.6	425.5	(6.8)
Changes in other assets and liabilities	(673.7)	(226.2)	(110.9)	(558.4)
Changes in other assets and liabilities to arrive at LTM (a)	(3.7)	—	—	—
Unlevered pre-tax cash flow (b)	(519.6)	(213.3)	424.2	117.9
Corporate net cash interest	(340.8)	(76.5)	(94.1)	(358.4)
Corporate cash taxes	(32.3)	(7.8)	(8.9)	(33.4)
Levered after-tax cash flow before fleet growth (b)	(892.7)	(297.6)	321.2	(273.9)
Equipment rental fleet growth capital expenditures	614.0	173.7	52.4	492.7
Car rental net fleet equity requirement	642.4	87.2	(606.3)	(51.1)
Levered after-tax cash flow after fleet growth (b)	$363.7	$(36.7)	$(232.7)	$167.7

Table 9 (page 2)

	Twelve	Three	Three
	Months Ended	Months Ended	Months Ended	Year Ended
	March 31,	March 31,	March 31,	December 31,
	2008	2008	2007	2007

Income (loss) before income taxes and noncontrolling interest	$421.6	$(55.8)	$(90.6)	$386.8
Depreciation and amortization	2,307.2	593.0	528.9	2,243.1
Interest, net of interest income	842.0	196.2	229.6	875.4
Noncontrolling interest	(20.4)	(4.8)	(4.1)	(19.7)
EBITDA	3,550.4	728.6	663.8	3,485.6
Adjustments:
Car rental fleet interest	(419.0)	(94.0)	(102.8)	(427.8)
Car rental fleet depreciation	(1,746.9)	(447.4)	(395.9)	(1,695.4)
Non-cash expenses and charges	84.7	20.2	37.7	102.2
Non-cash expenses and charges to arrive at LTM (a)	(2.2)	—	—	—
Extraordinary, unusual or non-recurring gains and losses	69.3	27.6	35.2	76.9
Corporate EBITDA	1,536.3	235.0	238.0	1,541.5
Equipment rental maintenance capital expenditures, net	(288.3)	(78.1)	(62.6)	(272.8)
Non-fleet capital expenditures, net	(169.8)	(47.3)	(32.1)	(154.6)
Changes in working capital	211.5	425.5	447.4	233.4
Changes in other assets and liabilities	(144.7)	(110.9)	(43.5)	(77.3)
Changes in other assets and liabilities to arrive at LTM (a)	2.2	—	—	—
Unlevered pre-tax cash flow (b)	1,147.2	424.2	547.2	1,270.2
Corporate net cash interest	(390.8)	(94.1)	(102.9)	(399.6)
Corporate cash taxes	(34.0)	(8.9)	(3.2)	(28.3)
Levered after-tax cash flow before fleet growth (b)	722.4	321.2	441.1	842.3
Equipment rental fleet growth capital expenditures	(235.9)	52.4	6.5	(281.8)
Car rental net fleet equity requirement	(289.5)	(606.3)	(324.7)	(7.9)
Levered after-tax cash flow after fleet growth (b)	$197.0	$(232.7)	$122.9	$552.6

(a)          Adjustment necessary due to the nature of the calculation of non-cash expenses and charges where, on a quarterly basis the cash payments for a specific liability may exceed the related non-cash expense, but not on a cumulative last twelve month basis.

(b)         Amounts include the effect of fluctuations in foreign currency.

Table 10

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(In millions)

Unaudited

TOTAL NET CASH FLOW

	Three	Three
	Months Ended	Months Ended
	March 31,	March 31,
	2009	2008

Net cash provided by operating activities	$966.2	$1,128.2
Net cash provided by (used in) investing activities	215.2	(683.6)
Net change in restricted cash	(401.2)	(526.5)
Payment of financing costs	(1.5)	(4.5)
Exercise of stock options	0.9	4.7
Proceeds from employee stock purchase plan	0.7	—
Distributions to noncontrolling interest	(2.8)	—
Proceeds from the disgorgement of stockholder short-swing profits	—	0.1
Cash overdraft reclass	(16.8)	(13.9)

Total net cash flow	$760.7	$(95.5)

	Twelve	Three	Three
	Months Ended	Months Ended	Months Ended	Year Ended
	March 31,	March 31,	March 31,	December 31,
	2009	2009	2008	2008

Net cash provided by operating activities	$1,933.5	$966.2	$1,128.2	$2,095.5
Net cash provided by (used in) investing activities	(560.8)	215.2	(683.6)	(1,459.6)
Net change in restricted cash	197.1	(401.2)	(526.5)	71.8
Payment of financing costs	(58.2)	(1.5)	(4.5)	(61.2)
Exercise of stock options	3.0	0.9	4.7	6.8
Proceeds from employee stock purchase plan	0.7	0.7	—	—
Distributions to noncontrolling interest	(27.0)	(2.8)	—	(24.2)
Proceeds from the disgorgement of stockholder short-swing profits	(0.1)	—	0.1	—
Cash overdraft reclass	(38.9)	(16.8)	(13.9)	(36.0)

Total net cash flow	$1,449.3	$760.7	$(95.5)	$593.1

	Twelve	Three	Three
	Months Ended	Months Ended	Months Ended	Year Ended
	March 31,	March 31,	March 31,	December 31,
	2008	2008	2007	2007

Net cash provided by operating activities	$3,094.3	$1,128.2	$1,123.4	$3,089.5
Net cash provided by (used in) investing activities	(2,271.6)	(683.6)	(755.6)	(2,343.6)
Net change in restricted cash	(59.6)	(526.5)	(361.0)	105.9
Payment of financing costs	(38.1)	(4.5)	(6.3)	(39.9)
Exercise of stock options	10.3	4.7	—	5.6
Distributions to noncontrolling interest	(13.5)	—	—	(13.5)
Proceeds from the disgorgement of stockholder short-swing profits	4.9	0.1	—	4.8
Cash overdraft reclass	19.9	(13.9)	5.2	39.0

Total net cash flow	$746.6	$(95.5)	$5.7	$847.8

Exhibit 1

Non-GAAP Measures: Definitions and Use/Importance

On December 21, 2005 (“Closing Date”) an indirect, wholly owned subsidiary of Hertz Global Holdings, Inc. (“Hertz Holdings”) acquired all of The Hertz Corporation’s (“Hertz”) common stock from Ford Holdings LLC (“Ford Holdings”) pursuant to a Stock Purchase Agreement, dated as of September 12, 2005, among Ford Motor Company (“Ford”), Ford Holdings and Hertz Holdings (previously known as CCMG Holdings, Inc.). As a result of this transaction, investment funds associated with or designated by Clayton, Dubilier & Rice, Inc., The Carlyle Group and Merrill Lynch Global Private Equity (collectively, the “Sponsors”), owned all of the common stock of Hertz Holdings. After giving effect to the initial public offering of the common stock of Hertz Holdings in November 2006 and a secondary offering in June 2007, the Sponsors now own approximately 55% of the common stock of Hertz Holdings. We refer to the acquisition of all of Hertz’s common stock as the “Acquisition.” We refer to the Acquisition, together with related transactions entered into to finance the cash consideration for the Acquisition, to refinance certain of our existing indebtedness and to pay related transaction fees and expenses, as the “Transactions.” The term “GAAP” refers to accounting principles generally accepted in the United States of America.

Definitions of non-GAAP measures utilized in Hertz Holdings’ April 28, 2009 Press Release are set forth below. Also set forth below is a summary of the reasons why management of Hertz Holdings and Hertz believes that the presentation of the non-GAAP financial measures included in the Press Release provide useful information regarding Hertz Holdings’ and Hertz’s financial condition and results of operations and additional purposes, if any, for which management of Hertz Holdings and Hertz utilize the non-GAAP measures.

1. Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and Corporate EBITDA

We present EBITDA and Corporate EBITDA to provide investors with supplemental measures of our operating performance and liquidity and, in the case of Corporate EBITDA, information utilized in the calculation of the financial covenants under Hertz’s senior credit facilities. EBITDA is defined as consolidated net income before net interest expense, consolidated income taxes and consolidated depreciation and amortization. Corporate EBITDA differs from the term “EBITDA” as it is commonly used. Corporate EBITDA means “EBITDA” as that term is defined under Hertz’s senior credit facilities, which is generally consolidated net income before net interest expense (other than interest expense relating to certain car rental fleet financing), consolidated income taxes, consolidated depreciation (other than depreciation related to the car rental fleet) and amortization and before certain other items, in each case as more fully defined in the agreements governing Hertz’s senior credit facilities. The other items excluded in this calculation include, but are not limited to: non-cash expenses and charges; extraordinary, unusual or non-recurring gains or losses; gains or losses associated with the sale or write-down of assets not in the ordinary course of business; and earnings to the extent of cash dividends or distributions paid from non-controlled affiliates. Further, the covenants in Hertz’s senior credit facilities are calculated using Corporate EBITDA for the most recent four fiscal quarters as a whole. As a result, the measure can be disproportionately affected by a particularly strong or weak quarter. Further, it may not be comparable to the measure for any subsequent four-quarter period or for any complete fiscal year.

Management uses EBITDA and Corporate EBITDA as performance and cash flow metrics for internal monitoring and planning purposes, including the preparation of our annual operating budget and monthly operating reviews, as well as to facilitate analysis of investment decisions. In addition, both metrics are important to allow us to evaluate profitability and make performance trend comparisons between us and our competitors. Further, we believe EBITDA and Corporate EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industries.

EBITDA is also used by management and investors to evaluate our operating performance exclusive of financing costs and depreciation policies. Further, because we have two business segments that are financed differently and have different underlying depreciation characteristics, EBITDA enables investors to isolate the effects on profitability of operating metrics such as revenue, operating expenses and selling, general and administrative expenses. In addition to its use to monitor performance trends, EBITDA provides a comparative metric to management and investors that is consistent across companies with different capital structures and depreciation policies. This enables management and investors to compare our performance on a consolidated basis and on a segment basis to that of our peers. In addition, our management uses consolidated EBITDA as a proxy for cash flow available to finance fleet expenditures and the costs of our capital structure on a day-to-day basis so that we can more easily monitor our cash flows when a full statement of cash flows is not available.

Corporate EBITDA also serves as an important measure of our performance. Corporate EBITDA for our car rental segment enables us to assess our operating performance inclusive of fleet management performance, depreciation assumptions and the cost of financing our fleet. In addition, Corporate EBITDA for our car rental segment allows us to compare our performance, inclusive of fleet mix and financing decisions, to the performance of our competitors. Since most of our competitors utilize asset-backed fleet debt to finance fleet acquisitions, this measure is relevant for evaluating our operating efficiency inclusive of our fleet acquisition and utilization. For our equipment rental segment, Corporate EBITDA provides an appropriate measure of performance because the investment in our equipment fleet is longer-term in nature than for our car rental segment and therefore Corporate EBITDA allows management to assess operating performance exclusive of interim changes in depreciation assumptions. Further, unlike our car rental segment, our equipment rental fleet is not financed through separate securitization-based fleet financing facilities, but rather through our corporate debt. Corporate EBITDA for our equipment rental segment is a key measure used to make investment decisions because it enables us to evaluate return on investments. For both segments, Corporate EBITDA provides a relevant profitability metric for use in comparison of our performance against our public peers, many of whom publicly disclose a comparable metric. In addition, we believe that investors, analysts and rating agencies consider EBITDA and Corporate EBITDA useful in measuring our ability to meet our debt service obligations and make capital expenditures. Several of Hertz’s material debt covenants are based on financial ratios utilizing Corporate EBITDA and non-compliance with those covenants could result in the requirement to immediately repay all amounts outstanding under those agreements, which could have a material adverse effect on our results of operations, financial position and cash flows.

EBITDA and Corporate EBITDA are not recognized measurements under GAAP. When evaluating our operating performance or liquidity, investors should not consider EBITDA and Corporate EBITDA in isolation of, or as a substitute for, measures of our financial performance and liquidity as determined in accordance with GAAP, such as net income, operating income or net cash provided by operating activities. EBITDA and Corporate EBITDA may have material limitations as performance measures because they exclude items that are necessary elements of our costs and operations. Because other companies may calculate EBITDA and Corporate EBITDA differently than we do, EBITDA may not be, and Corporate EBITDA as presented is not, comparable to similarly titled measures reported by other companies.

Borrowings under Hertz’s senior credit facilities are a key source of our liquidity. Hertz’s ability to borrow under these senior credit facilities depends upon, among other things, the maintenance of a sufficient borrowing base and compliance with the financial ratio covenants based on Corporate EBITDA set forth in the credit agreements for Hertz’s senior credit facilities. Hertz’s senior term loan facility requires the maintenance of a specified consolidated leverage ratio and a consolidated interest expense coverage ratio based on Corporate EBITDA, while its senior asset-based loan facility requires that a specified consolidated leverage ratio and consolidated fixed charge coverage ratio be maintained for periods during which there is less than $200 million of available borrowing capacity under the senior asset-based loan facility. These financial covenants became applicable to Hertz beginning September 30, 2006, reflecting the four quarter period ending thereon. Failure to comply with these financial ratio covenants would result in a default under the credit agreements for Hertz’s senior credit facilities and, absent a waiver or an amendment from the lenders, permit the acceleration of all outstanding borrowings under the senior credit facilities. As of March 31, 2009, we performed the calculations associated with the above noted financial covenants and determined that Hertz is in compliance with such covenants.

2. Adjusted Pre-Tax Income

Adjusted pre-tax income is calculated as income before income taxes and noncontrolling interest plus non-cash purchase accounting charges, non-cash debt charges relating to the amortization of debt financing costs and debt discounts and certain one-time charges and non-operational items. Adjusted pre-tax income is important to management because it allows management to assess operational performance of our business, exclusive of the items mentioned above.  It also allows management to assess the performance of the entire business on the same basis as the segment measure of profitability.  Management believes that it is important to investors for the same reasons it is important to management and because it allows them to assess the operational performance of the Company on the same basis that management uses internally.

 3. Adjusted Net Income

Adjusted net income is calculated as adjusted pre-tax income less a provision for income taxes derived utilizing a normalized income tax rate (34% in 2009 and 2008) and noncontrolling interest. The normalized income tax rate is management’s estimate of our long-term tax rate.  Adjusted net income is important to management and investors because it represents our operational performance exclusive of the effects of purchase accounting, non-cash debt charges, one-time charges and items that are not operational in nature or comparable to those of our competitors.

4. Adjusted Diluted Earnings Per Share

Adjusted diluted earnings per share is calculated as adjusted net income divided by, for 2009 and  2008, the actual diluted weighted average number of shares outstanding for the years ended December 31, 2008 and 2007, respectively, (322.7 million in 2008 and 325.5 million in 2007). Adjusted diluted earnings per share is important to management and investors because it represents a measure of our operational performance exclusive of the effects of purchase accounting adjustments, non-cash debt charges, one-time charges and items that are not operational in nature or comparable to those of our competitors.

5. Transaction Days

Transaction days represent the total number of days that vehicles were on rent in a given period.

6. Car Rental Rate Revenue,  Rental Rate Revenue Per Transaction Day and Rental Rate Revenue Per Transaction

Car rental rate revenue consists of all revenue, net of discounts, associated with the rental of cars including charges for optional insurance products, but excluding revenue derived from fueling and concession and other expense pass-throughs, NeverLost units in the U.S. and certain ancillary revenue. Rental rate revenue per transaction day is calculated as total rental rate revenue, divided by the total number of transaction days, with all periods adjusted to eliminate the effect of fluctuations in foreign currency. Rental rate revenue per transaction is calculated as total rental rate revenue, divided by the total number of transactions, with all periods adjusted to eliminate the effects of fluctuations in foreign currency.  Our management believes eliminating the effect of fluctuations in foreign currency is appropriate so as not to affect the comparability of underlying trends.  These statistics are important to management and investors as they represents the best measurements of the changes in underlying pricing in the car rental business and encompasses the elements in car rental pricing that management has the ability to control.  The optional insurance products are packaged within certain negotiated corporate, government and membership programs and within certain retail rates being charged.  Based upon these existing programs and rate packages, management believes that these optional insurance products should be consistently included in the daily pricing of car rental transactions.  On the other hand, non-rental rate revenue items such as refueling and concession pass-through expense items are driven by factors beyond the control of management (i.e. the price of fuel and the concession fees charged by airports).   Additionally, NeverLost units are an optional revenue product which management does not consider to be part of their daily pricing of car rental transactions.

7. Equipment Rental and Rental Related Revenue

Equipment rental and rental related revenue consists of all revenue, net of discounts, associated with the rental of equipment including charges for delivery, loss damage waivers and fueling, but excluding revenue arising from the sale of equipment, parts and supplies and certain other ancillary revenue. Rental and rental related revenue is adjusted in all periods to eliminate the effect of fluctuations in foreign currency. Our management believes eliminating the effect of fluctuations in foreign currency is appropriate so as not to affect the comparability of underlying trends. This statistic is important to our management and to investors as it is utilized in the measurement of rental revenue generated per dollar invested in fleet on an annualized basis and is comparable with the reporting of other industry participants.

8. Same Store Revenue Growth

Same store revenue growth represents the change in the current period total same store revenue over the prior period total same store revenue as a percentage of the prior period. The same store revenue amounts are adjusted in all periods to eliminate the effect of fluctuations in foreign currency. Our management believes eliminating the effect of fluctuations in foreign currency is appropriate so as not to affect the comparability of underlying trends.

9. Unlevered Pre-Tax Cash Flow

Unlevered pre-tax cash flow is calculated as Corporate EBITDA less equipment rental fleet depreciation including gain (loss) on sale, non-fleet capital expenditures, net of non-fleet disposals, plus changes in working capital (accounts receivable, inventories, prepaid expenses, accounts payable and accrued liabilities), and changes in other assets and liabilities (including public liability and property damage, U.S. pension liability, other assets and liabilities, equity and noncontrolling interest). Unlevered pre-tax cash flow is important to management and investors as it represents funds available to pay corporate interest and taxes and to grow our fleet or reduce debt.

10. Levered After-Tax Cash Flow Before Fleet Growth

Levered after-tax cash flow before fleet growth is calculated as Unlevered Pre-Tax Cash Flow less corporate net cash interest and corporate cash taxes. Levered after-tax cash flow before fleet growth is important to management and investors as it represents the funds available to grow our fleet or reduce our debt.

11. Corporate Net Cash Interest (used in the calculation of Levered After-Tax Cash Flow Before Fleet Growth)

Corporate net cash interest represents total interest expense, net of total interest income, less car rental fleet interest expense, net of car rental fleet interest income, and non-cash corporate interest charges. Non-cash corporate interest charges represent the amortization of corporate debt financing costs and corporate debt discounts. Corporate net cash interest helps management and investors measure the ongoing costs of financing the business exclusive of the costs associated with the fleet financing.

12. Corporate Cash Taxes (used in the calculation of Levered After-Tax Cash Flow Before Fleet Growth)

Corporate cash taxes represents cash paid by the Company during the period for income taxes.

13. Levered After-Tax Cash Flow After Fleet Growth

Levered after-tax cash flow after fleet growth is calculated as Levered After-Tax Cash Flow Before Fleet Growth less equipment rental fleet growth capital expenditures and less gross car rental fleet growth capital expenditures plus car rental fleet financing. Levered after-tax cash flow after fleet growth is important to management and investors as it represents the funds available for the reduction of corporate debt.

14. Net Corporate Debt

Net corporate debt is calculated as total debt excluding fleet debt less cash and equivalents and corporate restricted cash.  Corporate debt consists of senior notes issued prior to the Acquisition; borrowings under our Senior Term Facility; borrowings under our Senior ABL Facility; our Senior Notes; our Senior Subordinated Notes; and certain other indebtedness of our domestic and foreign subsidiaries. Net Corporate Debt is important to management, investors and ratings agencies as it helps measure our leverage. Net Corporate Debt also assists in the evaluation of our ability to service our non-fleet-related debt without reference to the expense associated with the fleet debt, which is fully collateralized by assets not available to lenders under the non-fleet debt facilities.

15. Corporate Restricted Cash (used in the calculation of Net Corporate Debt)

Total restricted cash includes cash and equivalents that are not readily available for our normal disbursements. Total restricted cash and equivalents are restricted for the purchase of revenue earning vehicles and other specified uses under our Fleet Debt facilities, our like-kind exchange programs and to satisfy certain of our self insurance regulatory reserve requirements. Corporate restricted cash is calculated as total restricted cash less restricted cash associated with fleet debt.

16. Net Fleet Debt

Net fleet debt is calculated as total fleet debt less restricted cash associated with fleet debt.  Fleet debt consists of our U.S. ABS Fleet Debt, the Fleet Financing Facility, obligations incurred under our International Fleet Debt Facilities, capital lease financings relating to revenue earning equipment that are outside the International Fleet Debt Facilities, the International ABS Fleet Financing Facility, the Belgian Fleet Financing Facility, the Brazilian Fleet Financing Facility, the Canadian Fleet Financing Facility, the U.K. Leveraged Financing and the pre-Acquisition ABS Notes. This measure is important to management, investors and ratings agencies as it helps measure our leverage.

17. Restricted Cash Associated with Fleet Debt (used in the calculation of Net Fleet Debt and Corporate Restricted Cash)

Restricted cash associated with fleet debt is restricted for the purchase of revenue earning vehicles and other specified uses under our Fleet Debt facilities and our car rental like-kind exchange program.

18. Total Net Debt

Total net debt is calculated as net corporate debt plus net fleet debt.  This measure is important to management, investors and ratings agencies as it helps measure our leverage.

19. Total Net Cash Flow

Total net cash flow is calculated as the change in the debt balances less the change in cash and equivalents and restricted cash, adjusted for the effects of foreign currency.  Total net cash flow is important to management, investors and rating agencies as it represents funds available to grow our fleet or reduce our debt.

20. Total Net Cash Flow Yield

Total net cash flow yield is calculated as total net cash flow divided by the pro forma diluted number of shares outstanding during the period (322.7 million in 2009 and 325.5 million in 2008) as a percentage of the average stock price for the period ($7.46 for the twelve months ended March 31, 2009 and $19.60 for the twelve months ended March 31, 2008).  Total net cash flow yield is important to management, investors and ratings agencies as it represents the relative movements between total net cash flow and our stock price.